Exhibit 99.1

Vroom Reports Fourth Quarter and FY 2020 Results

Vroom Delivers Record Ecommerce Units and Gross Profit

Quarterly and FY 2020 Ecommerce Unit Sales Up 74% and 82% YoY, respectively

Quarterly and FY 2020 Ecommerce Gross Profit Up 95% and 89% YoY, respectively

NEW YORK – March 3, 2021 – Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles, today announced financial results for the fourth quarter and fiscal year ended December 31, 2020.

HIGHLIGHTS OF FOURTH QUARTER 2020

•	11,022 ecommerce units sold, up 74% YoY
•	Ecommerce revenue of $285.0 million, up 43% YoY
•	Ecommerce gross profit of $20.1 million, up 95% YoY

HIGHLIGHTS OF FISCAL YEAR 2020

•	34,488 ecommerce units sold, up 82% YoY
•	Ecommerce revenue of $915.5 million, up 56% YoY
•	Ecommerce gross profit of $60.9 million, up 89% YoY

Paul Hennessy, Chief Executive Officer of Vroom, commented:

“Vroom had a strong fourth quarter, with significant year-over-year growth in our ecommerce business. Inventory and marketing are scaling as planned, which is increasing the velocity of the Vroom flywheel, driving conversion and increased sales and revenues. Consistent with our relentless focus on data science, we announced the acquisition of CarStory, a leader in AI-powered analytics and digital services for automotive retail, which closed in January 2021. As the used vehicle market continues to embrace the ecommerce model, we will continue to execute our plan and invest in scaling our business and improving our customer experience as we transform the market for buying and selling used vehicles.”

COVID-19 Update

Note: All sequential comparisons are on a fourth quarter over third quarter basis.

After the initial disruption in our ecommerce operations due to the COVID-19 pandemic, consumer demand for used vehicles now exceeds pre-COVID-19 levels and, in the quarter ended December 31, 2020, we experienced continued strong consumer demand for our ecommerce solutions and contact-free delivery. Ecommerce units sold increased sequentially 24.9% to 11,022 units and ecommerce revenue increased sequentially 28.5% to $285.0 million, both driven by increased consumer demand, higher inventory levels and increased marketing spend.

FOURTH QUARTER FINANCIAL DISCUSSION

All financial comparisons are for the fourth quarter on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change	% Change	2020	2019	Change	% Change
	(in thousands, except unit data and average days to sale)				(in thousands, except unit data and average days to sale)
Ecommerce units sold	11,022	6,339	4,683	73.9%	34,488	18,945	15,543	82.0%
Ecommerce revenue:
Vehicle revenue	$274,552	$195,289	$79,263	40.6%	$884,560	$576,998	$307,562	53.3%
Product revenue	10,398	3,904	6,494	166.3%	30,891	11,116	19,775	177.9%
Total ecommerce revenue	$284,950	$199,193	$85,757	43.1%	$915,451	$588,114	$327,337	55.7%
Ecommerce gross profit:
Vehicle gross profit	$9,674	$6,400	$3,274	51.2%	$29,970	$21,011	$8,959	42.6%
Product gross profit	10,398	3,904	6,494	166.3%	30,891	11,116	19,775	177.9%
Total ecommerce gross profit	$20,072	$10,304	$9,768	94.8%	$60,861	$32,127	$28,734	89.4%
Average vehicle selling price per ecommerce unit	$24,909	$30,808	$(5,899)	(19.1)%	$25,648	$30,456	$(4,808)	(15.8)%
Gross profit per ecommerce unit:
Vehicle gross profit per ecommerce unit	$878	$1,010	$(132)	(13.1)%	$869	$1,109	$(240)	(21.6)%
Product gross profit per ecommerce unit	943	616	327	53.1%	896	587	309	52.6%
Total gross profit per ecommerce unit	$1,821	$1,626	$195	12.0%	$1,765	$1,696	$69	4.1%
Ecommerce average days to sale	77	68	9	13.2%	66	68	(2)	(2.9)%

Fourth Quarter 2020

Ecommerce Units

Ecommerce units sold increased 73.9% to 11,022 driven by increased consumer demand, higher inventory levels and increased marketing spend. Average monthly unique visitors to our platform increased 26.3% to 1,004,368.

Ecommerce Revenue

Ecommerce revenue increased 43.1% to $285.0 million.

•

Ecommerce Vehicle revenue increased 40.6% to $274.6 million. The increase in ecommerce Vehicle revenue was primarily attributable to the increase in ecommerce units sold, partially offset by a decrease in the average selling price per unit, which decreased from $30,808 to $24,909. The decrease in average selling price was primarily driven by demand predicted by our data analytics.

•

Ecommerce Product revenue increased 166.3% to $10.4 million. The increase in ecommerce Product revenue was primarily attributable to the increase in ecommerce units sold, and further increased by an improvement in ecommerce Product revenue per unit, which increased from $616 to $943 per unit. The increase in ecommerce Product revenue per unit was driven by higher attachment rates, improved financing features in our ecommerce platform as well as our strategic lender partnerships.

Ecommerce Gross Profit

Ecommerce gross profit increased 94.8% to $20.1 million.

•

Ecommerce Vehicle gross profit increased 51.2% to $9.7 million. The increase in ecommerce Vehicle gross profit was due to an increase in units sold, partially offset by a $132 decrease in ecommerce Vehicle gross profit per unit, which was driven primarily by lower sales margins, partially offset by improvements in inbound logistics and reconditioning costs.

•

Ecommerce Product gross profit increased 166.3% to $10.4 million. The increase in ecommerce Product gross profit was primarily attributable to the increase in ecommerce units sold, and further increased by an improvement in ecommerce Product gross profit per unit, which increased from $616 to $943 per unit. The increase in Product gross profit per unit was driven by higher attachment rates, improved financing features in our ecommerce platform as well as our strategic lender partnerships.

Ecommerce Gross Profit per Unit

Ecommerce gross profit per unit increased 12.0% to $1,821.

•	Ecommerce Vehicle gross profit per unit decreased 13.1% to $878, driven primarily by lower sales margins, partially offset by improvements in inbound logistics and reconditioning costs per unit.
•

Ecommerce Product gross profit per unit increased 53.1% to $943. The increase in Product gross profit per unit was driven by higher attachment rates, improved financing features in our ecommerce platform as well as our strategic lender partnerships.

Results by Segment

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change	% Change	2020	2019	Change	% Change
	(in thousands)				(in thousands)
Units:
Ecommerce	11,022	6,339	4,683	73.9%	34,488	18,945	15,543	82.0%
Wholesale	6,998	4,151	2,847	68.6%	21,108	20,197	911	4.5%
TDA	1,777	3,574	(1,797)	(50.3)%	7,385	13,018	(5,633)	(43.3)%
Total units	19,797	14,064	5,733	40.8%	62,981	52,160	10,821	20.7%

Revenue:
Ecommerce	$284,950	$199,193	$85,757	43.1%	$915,451	$588,114	$327,337	55.7%
Wholesale	75,111	47,759	27,352	57.3%	245,580	213,464	32,116	15.0%
TDA	45,768	108,640	(62,872)	(57.9)%	196,669	390,243	(193,574)	(49.6)%
Total revenue	$405,829	$355,592	$50,237	14.1%	$1,357,700	$1,191,821	$165,879	13.9%
Gross profit (loss):
Ecommerce	$20,072	$10,304	$9,768	94.8%	$60,861	$32,127	$28,734	89.4%
Wholesale	(2,938)	(535)	(2,403)	449.2%	(1,432)	340	(1,772)	(521.2)%
TDA	2,972	6,562	(3,590)	(54.7)%	12,116	25,392	(13,276)	(52.3)%
Total gross profit	$20,106	$16,331	$3,775	23.1%	$71,545	$57,859	$13,686	23.7%
Gross profit (loss) per unit:
Ecommerce	$1,821	$1,626	$195	12.0%	$1,765	$1,696	$69	4.1%
Wholesale	$(420)	$(129)	$(291)	225.6%	$(68)	$17	$(85)	(500.0)%
TDA	$1,620	$1,836	$(216)	(11.8)%	$1,581	$1,894	$(313)	(16.5)%
Total gross profit per unit	$1,016	$1,161	$(145)	(12.5)%	$1,136	$1,109	$27	2.4%

Fourth Quarter 2020

Total Units

Total units sold increased 40.8% to 19,797.

•	Ecommerce units sold increased 73.9% to 11,022, primarily driven by the reasons discussed above.
•

Wholesale units sold increased 68.6% to 6,998, primarily driven by an increase of wholesale grade units purchased from consumers as well as an increase in the number of trade-in vehicles as a result of the increase in number of ecommerce units sold.

•	TDA units sold decreased 50.3% to 1,777, primarily due to reduced inventory at the TDA location as the ecommerce business continues to scale.

Total Revenue

Total revenue increased 14.1% to $405.8 million.

•	Ecommerce revenue increased 43.1% to $285.0 million, primarily driven by the reasons discussed above.
•

Wholesale revenue increased 57.3% to $75.1 million. The increase in wholesale revenue was primarily attributable to the increase in wholesale units sold, partially offset by a decrease in wholesale average selling price per unit, which decreased from $11,505 to $10,733.

•	TDA revenue decreased 57.9% to $45.7 million, primarily due to the decrease in TDA units sold and a lower average selling price per unit, which decreased from $29,302 to $24,546.

Total Gross Profit (Loss)

Total gross profit increased 23.1% to $20.1 million.

•	Ecommerce gross profit increased 94.8% to $20.1 million, primarily driven by the reasons discussed above.
•

Wholesale gross loss increased to $(2.9) million. Wholesale gross loss increased primarily due to an increase in wholesale units sold at a higher gross loss per unit of $(291) as a result of liquidating aged inventory in the fourth quarter.

•	TDA gross profit decreased 54.7% to $2.9 million. TDA gross profit decreased primarily due to a decrease in TDA units sold and a decrease in TDA gross profit per unit of $216.

Total Gross Profit (Loss) per Unit

Total gross profit per unit decreased 12.5% to $1,016.

•	Ecommerce gross profit per unit increased 12.0% to $1,821.
•	Wholesale gross loss per unit increased 225.6% to $(420).
•	TDA gross profit per unit decreased 11.8% to $1,620.

SG&A

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	Change	% Change	2020	2019	Change	% Change
	(in thousands)				(in thousands)
Compensation & benefits	$28,384	$20,455	$7,929	38.8%	$92,205	$72,473	$19,732	27.2%
Marketing expense	17,564	15,424	2,140	13.9%	62,393	49,866	12,527	25.1%
Outbound logistics	10,500	4,751	5,749	121.0%	30,262	13,950	16,312	116.9%
Occupancy and related costs	3,210	3,294	(84)	(2.6)%	10,784	11,335	(551)	(4.9)%
Professional fees	4,863	2,182	2,681	122.9%	10,560	11,560	(1,000)	(8.7)%
Other	13,607	7,673	5,934	77.3%	39,342	25,804	13,538	52.5%
Total selling, general & administrative expenses	$78,128	$53,779	$24,349	45.3%	$245,546	$184,988	$60,558	32.7%

Fourth Quarter 2020

Selling, general and administrative expenses increased 45.3% to $78.1 million. The increase was primarily due to:

•	$7.9 million increase in compensation and benefits due to an increase in headcount, as well as a $3.7 million increase in stock-based compensation to $4.3 million;
•

$5.9 million increase in other selling, general and administrative expenses primarily related to additional insurance costs associated with being a publicly traded company and volume-based subscription fees as our business continues to scale;

•

$5.7 million increase in outbound logistics costs partially attributable to the growth in ecommerce units sold, which increased outbound logistics costs by $3.5 million, and increases in market rates of logistics providers, which increased outbound logistics costs by $2.2 million;

•	$2.7 million increase in professional fees primarily related to $2.1 million in costs related to the CarStory acquisition; and
•	$2.1 million increase in marketing expense as we expanded our national broad-reach advertising.

We expect selling, general and administrative expenses to increase in the future as we scale our business and sell more ecommerce units. We also will incur increased selling, general and administrative expenses as we continue to invest in and improve our customer experience and invest in expanding our proprietary logistics network, including our last-mile delivery operations.

Loss from Operations and Net Loss

Fourth Quarter 2020

Loss from operations increased 52.6% to $59.4 million. Net loss increased 41.9% to $60.7 million.

Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance: EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense and we calculate Adjusted EBITDA as EBITDA adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense, the one-time, IPO related non-cash revaluation of a preferred stock warrant, and acquisition related costs. We calculate Adjusted loss from operations as operating loss adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense and acquisition related costs and we calculate Non-GAAP net loss as net loss adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense, the one-time, IPO related non-cash revaluation of a preferred stock warrant, and acquisition related costs. We calculate Non-GAAP net loss per share as Non-GAAP net loss divided by weighted average number of shares outstanding.

EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. The following table presents a reconciliation of the Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, for each of the periods presented.

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Net loss	$(60,662)	$(42,735)	$(202,799)	$(142,978)
Adjusted to exclude the following:
Interest expense	3,274	4,693	9,656	14,596
Interest income	(1,936)	(1,153)	(5,896)	(5,607)
Provision for income taxes	(54)	46	84	168
Depreciation and amortization expense	1,399	1,474	4,654	6,157
EBITDA	$(57,979)	$(37,675)	$(194,301)	$(127,664)
One-time IPO related acceleration of non-cash stock-based compensation	—	—	1,262	—
One-time IPO related non-cash revaluation of preferred stock warrant	—	—	20,470	—
Acquisition related costs	2,080	—	2,080	—
Adjusted EBITDA	$(55,899)	$(37,675)	$(170,489)	$(127,664)

Adjusted loss from operations

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Loss from operations	$(59,381)	$(38,916)	$(178,599)	$(133,148)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	—	1,262	—
Add: Acquisition related costs	2,080	—	2,080	—
Adjusted loss from operations	$(57,301)	$(38,916)	$(175,257)	$(133,148)

Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except share and per share amounts)		(in thousands, except share and per share amounts)
Net loss	$(60,662)	$(42,735)	$(202,799)	$(142,978)
Accretion of redeemable convertible preferred stock	—	(23,221)	—	(132,750)
Net loss attributable to common stockholders	$(60,662)	$(65,956)	$(202,799)	$(275,728)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	—	1,262	—
Add: One-time IPO related non-cash revaluation of preferred stock warrant	—	—	20,470	—
Add: Acquisition related costs	2,080	—	2,080	—
Non-GAAP net loss	$(58,582)	$(65,956)	$(178,987)	$(275,728)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	132,187,850	8,648,313	73,345,569	8,605,962

Net loss per share, basic and diluted	$(0.46)	$(7.63)	$(2.76)	$(32.04)
Impact of one-time IPO related acceleration of non-cash stock based compensation	—	—	0.02	—
Impact of one-time IPO related non-cash revaluation of preferred stock warrant	—	—	0.28	—
Impact of acquisition related costs	0.02	—	0.03	—
Non-GAAP net loss per share, basic and diluted	$(0.44)	$(7.63)	$(2.44)	$(32.04)
Non-GAAP net loss per share, as adjusted, basic and diluted(a)	$(0.44)	$(0.33)	$(1.37)	$(1.11)

(a) Non-GAAP net loss per share, as adjusted, has been computed to give effect to, as of the beginning of each period presented (i) the shares of common stock issued in connection with our IPO, (ii) the automatic conversion of all outstanding shares of redeemable convertible preferred stock into shares of common stock that occurred upon the consummation of our IPO and (iii) the shares of common stock issued in connection with our follow-on public offering. The computation of Non-GAAP net loss per share, as adjusted, is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except share and per share amounts)		(in thousands, except share and per share amounts)
Non-GAAP net loss	$(58,582)	$(65,956)	$(178,987)	$(275,728)
Add: Accretion of redeemable convertible preferred stock	—	23,221	—	132,750
Non-GAAP net loss, as adjusted	$(58,582)	$(42,735)	$(178,987)	$(142,978)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	132,187,850	8,648,313	73,345,569	8,605,962
Add: unweighted adjustment for common stock issued in connection with IPO	—	24,437,500	24,437,500	24,437,500
Add: unweighted adjustment for conversion of redeemable convertible preferred stock in connection with IPO	—	85,533,394	85,533,394	85,533,394
Add: unweighted adjustment for common stock issued in connection with follow-on public offering	—	10,800,000	10,800,000	10,800,000
Less: Adjustment for the impact of the above items already included in weighted-average number of shares outstanding for the periods presented	—	—	(63,865,903)	—
Weighted-average number of shares outstanding used to compute net loss per share, as adjusted, basic and diluted	132,187,850	129,419,207	130,250,560	129,376,856

Non-GAAP net loss per share, as adjusted, basic and diluted	$(0.44)	$(0.33)	$(1.37)	$(1.11)

Financial Outlook

For the full year 2021, we expect triple digit year-over-year growth in ecommerce unit sales and more than 200% year-over-year growth in aggregate gross profit. For the first quarter 2021, we expect the following results:

•Ecommerce unit sales of 14,000 to 14,500, implying year over year growth of 80% at the middle of the guidance range.

•Average ecommerce selling price per unit of $25,000 to $26,000 and average ecommerce gross profit per unit of $1,750 to $1,850.

•Wholesale unit sales of 7,000 to 8,000, average selling price per unit of $12,000 to $13,000 and average gross loss per unit of $(450) to $(600).

•TDA unit sales of 1,400 to 1,500, average selling price per unit of $25,000 to $26,000 and average gross profit per unit of $1,300 to $1,400.

•Total revenue of $500 to $529 million.

•Total gross profit of $24 to $28 million.

•EBITDA* of $(80) to $(88) million.

•Stock-based compensation expense of $3.7 million.

•Net loss per share of $(0.61) to $(0.68).

*A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for our first quarter 2021 Financial Outlook is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for fourth quarter 2020 in the reconciliation table in the Non-GAAP Financial Measures section above.

We expect the following number of GAAP weighted average shares outstanding for the first quarter and the full year 2021:

	Quarter	YTD
2021	135,110,000	135,110,000

These estimates exclude any shares potentially issuable under stock-based compensation plans.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of March 3, 2021 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Wednesday, March 3, 2021 at 5:00 p.m. ET.

The conference call can be accessed via telephone by dialing 1-833-519-1297 (or 914-800-3868 for international access) and entering the conference ID 1274706. A live audio webcast will also be available at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (NASDAQ: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations regarding our business strategy and plans, including our ability to scale our business and improve customer experience, and for future results of operations. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual report on Form 10-K for the year ended December 31, 2020 which is available on our Investor Relations website at  ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Allen Miller

investors@vroom.com

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com

(562) 294-6261

VROOM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of
	December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$1,056,213	$217,734
Restricted cash	33,826	1,853
Accounts receivable, net of allowance of $2,803 and $789, respectively	60,576	30,848
Inventory	423,647	205,746
Prepaid expenses and other current assets	23,617	9,149
Total current assets	1,597,879	465,330
Property and equipment, net	15,092	7,828
Goodwill	78,172	78,172
Operating lease right-of-use assets	17,137	—
Other assets	15,776	12,057
Total assets	$1,724,056	$563,387
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$32,925	$18,987
Accrued expenses	59,405	38,491
Vehicle floorplan	329,231	173,461
Deferred revenue	24,822	17,323
Operating lease liabilities, current	6,052	—
Other current liabilities	30,275	11,572
Total current liabilities	482,710	259,834
Operating lease liabilities, excluding current portion	12,093	—
Other long-term liabilities	2,151	3,073
Total liabilities	496,954	262,907
Commitments and contingencies (Note 9)
Redeemable convertible preferred stock, $0.001 par value; 10,000,000 and 86,123,364 shares authorized as of December 31, 2020 and 2019, respectively; zero and 83,568,628 shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	874,332
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 500,000,000 and 113,443,854 shares authorized as of December 31, 2020 and 2019, respectively; 134,043,969 and 8,650,922 shares issued and outstanding as of December 31, 2020 and 2019, respectively	132	8
Additional paid-in-capital	2,004,841	—
Accumulated deficit	(777,871)	(573,860)
Total stockholders’ equity (deficit)	1,227,102	(573,852)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$1,724,056	$563,387

VROOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Retail vehicle, net	$318,171	$300,015	$1,072,551	$952,910
Wholesale vehicle	75,111	47,759	245,580	213,464
Product, net	12,216	7,443	38,195	23,708
Other	331	375	1,374	1,739
Total revenue	405,829	355,592	1,357,700	1,191,821
Cost of sales	385,723	339,261	1,286,155	1,133,962
Total gross profit	20,106	16,331	71,545	57,859
Selling, general and administrative expenses	78,128	53,779	245,546	184,988
Depreciation and amortization	1,359	1,468	4,598	6,019
Loss from operations	(59,381)	(38,916)	(178,599)	(133,148)
Interest expense	3,274	4,693	9,656	14,596
Interest income	(1,936)	(1,153)	(5,896)	(5,607)
Revaluation of preferred stock warrant	—	254	20,470	769
Other income, net	(3)	(21)	(114)	(96)
Loss before provision for income taxes	(60,716)	(42,689)	(202,715)	(142,810)
Provision for income taxes	(54)	46	84	168
Net loss	$(60,662)	$(42,735)	$(202,799)	$(142,978)
Accretion of redeemable convertible preferred stock	—	(23,221)	—	(132,750)
Net loss attributable to common stockholders	$(60,662)	$(65,956)	$(202,799)	$(275,728)
Net loss per share attributable to common stockholders, basic and diluted	$(0.46)	$(7.63)	$(2.76)	$(32.04)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	132,187,850	8,648,313	73,345,569	8,605,962

VROOM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(202,799)	$(142,978)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,654	6,157
Amortization of debt issuance costs	938	357
Loss on extinguishment of debt	—	1,031
Stock-based compensation expense	13,254	2,756
Loss on disposal of property and equipment	46	789
Provision for inventory obsolescence	6,588	2,682
Revaluation of preferred stock warrant	20,470	769
Other	2,329	789
Changes in operating assets and liabilities:
Accounts receivable	(32,068)	(18,430)
Inventory	(224,489)	(92,877)
Prepaid expenses and other current assets	(9,117)	(3,935)
Other assets	(4,556)	(3,487)
Accounts payable	14,066	4,035
Accrued expenses	28,431	10,131
Deferred revenue	7,499	10,902
Other liabilities	19,500	5,673
Net cash used in operating activities	(355,254)	(215,636)
Investing activities
Purchase of property and equipment	(11,329)	(3,528)
Proceeds from the sale of property and equipment	—	—
Net cash used in investing activities	(11,329)	(3,528)
Financing activities
Repayments of long-term debt	—	(25,000)
Payments of debt extinguishment costs	—	(685)
Proceeds from vehicle floorplan	1,242,736	992,179
Repayments of vehicle floorplan	(1,086,966)	(914,200)
Payment of vehicle floorplan upfront commitment fees	(2,906)	—
Proceeds from the issuance of redeemable convertible preferred stock, net	21,694	227,502
Repurchase of common stock	(1,818)	(5,824)
Common stock shares withheld to satisfy employee tax withholding obligations	(2,915)	—
Proceeds from the issuance of common stock in connection with IPO, net of underwriting discount	504,024	—
Payments of costs related to IPO	(6,791)	(723)
Proceeds from the issuance of common stock in connection with follow-on public offering, net of underwriting discount	569,471	—
Payments of costs related to follow-on public offering	(1,519)	—
Proceeds from exercise of stock options	2,341	1,810
Other financing activities	(316)	183
Net cash provided by financing activities	1,237,035	275,242
Net (decrease) increase in cash, cash equivalents and restricted cash	870,452	56,078
Cash, cash equivalents and restricted cash at the beginning of period	219,587	163,509
Cash, cash equivalents and restricted cash at the end of period	$1,090,039	$219,587